UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HAEMONETICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HAEMONETICS®

HAEMONETICS CORPORATION

Notice of Annual Meeting of Stockholders

August 9, 2006

To the Stockholders:

The Annual Meeting of our Stockholders will be held on Wednesday, August 9, 2006 at 9:00 a.m. at our Corporate Offices located at 400 Wood Road, Braintree, Massachusetts for the following purposes:

1.                           To elect three Directors as more fully described in the accompanying Proxy Statement.

2.                       To consider and act upon a proposal to amend the Articles of Organization of the corporation to increase the number of shares of Common Stock which the corporation has the authority to issue from 80,000,000 shares to 150,000,000.

3.                           To ratify the selection of Ernst & Young LLP as independent public accountants for fiscal year 2007.

4.                           To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on June 12, 2006 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

By Order of the Board of Directors

Alicia R. Lopez
Secretary

Braintree, Massachusetts
July 3, 2006

HAEMONETICS CORPORATION
PROXY STATEMENT
Table of Contents

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, August 9, 2006 at the time and place set forth in the Notice of Meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is July 3, 2006.

Voting

If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor of the election of directors as set forth in this Proxy Statement and for items 2 and 3 listed in the Notice of the Meeting. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

Quorum

A majority of the votes entitled to be cast on the matter must be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of any director or for the consideration of any question. The election of the nominees for director will be decided by plurality vote. The affirmative vote of the holders of a majority of all outstanding shares entitled generally to vote at the meeting is required for approval of Item 2 listed in the Notice of the Meeting. To approve item 3 listed in the Notice of the Meeting, it is necessary that the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors and Item 3. In the case of Item 3, abstentions and broker non-votes will have the effect of negative votes.

Solicitation of Proxies

The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company. The Company may retain a proxy solicitation firm to aid in soliciting proxies from its stockholders. The Company’s principal executive offices are located at 400 Wood Road, Braintree, Massachusetts, USA 02184-9114, telephone number (781) 848-7100.

Record Date and Voting Securities

Only stockholders of record at the close of business on June 12, 2006 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 26,926,336 shares of common stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

BOARD OF DIRECTORS

Meetings of the Board of Directors

During the last fiscal year, there were four regular meetings of the Board of Directors of the Company. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. All directors are strongly encouraged to and did, in fact, attend the annual meeting of stockholders in 2005.

Directors’ Compensation

On July 27, 2005, the Board of Directors of the Company approved increases in the sum of the compensation payable to directors who are not employees of the Company, with the exception of the Chairman of the Board. As such the current compensation for directors is as follows (shaded rows indicate compensation change):

	Current Compensation
Chairman annual fee		$200,000
Director’s annual fee		$24,000
Board meeting attendance (per day)	In person By phone	$1,000 $500
Option grant on initial election to Board		20,000
Annual option grant		6,000
Audit Committee Chairman annual fee		$8,000
Audit Committee meeting attendance (per day)	In person By phone	$1,000 $300
Compensation Committee Chairman annual fee		$6,000
Compensation Committee meeting daily attendance	In person By phone	$750 $300
Nominating Committee Chairman annual fee*		$6,000
Nominating Committee meeting daily attendance	In person By phone	$750 $300

*                    No such retainer is payable when the Chairman of the Board serves as Chairman of the Nominating and Governance Committee

The options for the purchase of 6,000 shares of common stock of the Company granted to directors during fiscal 2006 were at an exercise price of $44.74 per share. Upon their initial election as directors in July 2005, Richard J. Meelia and Ronald L. Merriman received a grant of options to purchase 20,000 shares of common stock of the Company at an exercise price of $41.15 per share. Upon his initial election as a director in January 2006, Mark Kroll received a grant of options to purchase 20,000 shares of common stock of the Company at an exercise price of $48.765 per share. Options granted to the directors and to the Chairman vest immediately upon date of grant. All options are granted at fair market value at date of grant.

Executive Sessions

Executive sessions of the non-management directors (all of whom are independent) are generally held at the end of each board meeting. The Chairman of the Board of Directors presides over all such executive sessions.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors or any individual director by sending communications to the attention of the Secretary of the Board, Alicia R. Lopez, who will forward such communications to the Chairman. Communications may also be sent via the Company’s website: http://www.haemonetics.com/site/content/investor/complaint-handling.asp

Corporate Governance Principles and Board Matters

The Company’s Code of Business Conduct, Governance Guidelines and the Charters of the Audit, the Compensation, and the Nominating and Governance committees may be viewed on the Company’s website at http://www.haemonetics.com/site/content/investor/corp_gov.asp and printed copies can be obtained by contacting the Secretary at the Company’s headquarters.

Board Independence

The Board has determined that each of the directors, excluding Mr. Nutter, has no material relationship with the Company and are independent within the meaning of the Securities and Exchange Commission and the New York Stock Exchange director independence standards in effect.

Committees of the Board

Compensation — The Board of Directors has a Compensation Committee composed of independent directors who are not employees of the Company. Currently, the members of the Compensation Committee are Ronald Gelbman, Chairman, Susan Bartlett Foote and Pedro Granadillo. The Compensation Committee determines the compensation to be paid to the key officers of the Company and administers the Company’s 2005 Long-term Incentive Plans. During the last fiscal year, there were five meetings of the Compensation Committee.

Audit — The Board of Directors has an Audit Committee composed of independent directors who are not employees of the Company. Currently, the members of the Audit Committee are Ronald Merriman, Chairman, Lawrence Best, and Ronald Gelbman. The Audit Committee provides general oversight of the Company’s financial reporting and disclosure practices, system of internal controls, and processes for monitoring compliance by the Company with Company policies. The Audit Committee is directly responsible for the appointment and termination

(subject to stockholder ratification), and compensation of the independent registered public accounting firm. The Committee reviews with the Company’s independent registered public accounting firm the scope of the audit for the year and the results of the audit when completed. The Audit Committee also reviews with internal audit various matters relating to internal accounting controls. During the last fiscal year, there were six meetings of the Audit Committee.

Governance — The Board of Directors has a Nominating and Governance Committee composed of independent directors who are not employees of the Company. Currently, the members of the Nominating and Governance Committee are Ronald A. Matricaria, Chairman, Pedro Granadillo, Mark Kroll and Richard Meelia. The Nominating and Governance Committee recommends nominees for election as directors to the full Board of Directors. The Nominating and Governance Committee considers recommendations for nominees for directorships submitted by stockholders, directors and members of management. Other responsibilities of the Nominating and Governance Committee include recommending to the Board a set of corporate governance principles applicable to the Company and periodically reviewing such guidelines and recommending appropriate changes as applicable. During the last fiscal year, there were two regular meetings of the Nominating and Governance Committee.

Director Nomination Process

The Nominating and Governance Committee will review and evaluate all director nominations in the same manner. Stockholders who wish to submit candidates for consideration as nominees may submit an appropriate letter and resume to the Secretary of the Company at the Company’s executive offices in Braintree, Massachusetts.

When identifying director nominees, the Nominating and Governance Committee will consider the following minimum criteria:

•                  The nominee’s reputation, integrity, independence of thought and judgment, financial sophistication, leadership and (for NYSE and SEC purposes) independence;
•                  The nominee’s skills and business, personal and professional accomplishments, government or other professional experience and acumen, bearing in mind the composition of the Board and the current state of the Company and the markets in which the Company is active at the time;
•                  The number of other public companies for which the nominee serves as a director;
•                  The extent to which the nominee is prepared to participate fully in Board activities, including at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other commitments that would, in the judgment of the Committee, interfere with or limit his or her ability to do so;
•                  The extent to which the nominee helps the Board reflect the diversity and interests of the Company’s stockholders, employees, customers and communities;
•                  The willingness of the nominee to meet the Company’s stock ownership requirements for directors;
•                  The nominee’s knowledge of one or more segments of the Company’s business; and

•                  The nominee’s commitment to increasing stockholder value in the Company.

In the case of current directors being considered for re-nomination, the Nominating and Governance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board, and preparation for and participation in such meetings.

The Company’s nomination process for new Board members is as follows:

•                  The Nominating and Governance Committee, the Chairman of the Board, the Chief Executive Officer, or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.
•                  The Nominating and Governance Committee initiates a search seeking input from Board members and senior management and hiring a search firm, if necessary.
•                  The Nominating and Governance Committee considers recommendations for nominees for directorships submitted by stockholders.
•                  The initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board, are identified and presented to the Nominating and Governance Committee, or its delegate, which evaluates the candidates.
•                  The Chairman of the Board and at least one member of the Nominating and Governance Committee interviews top candidates.
•                  The full Board is kept informed of progress.
•                  The Nominating and Governance Committee may offer other Board members the opportunity to interview the candidates and then meets to consider and approve the final candidates.
•                  The Nominating and Governance Committee seeks full Board endorsement of the final candidates.
•                  The final candidates are nominated by the Board or elected to fill a vacancy.

ITEM 1 — ELECTION OF DIRECTORS

Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class is elected each year for a term of three years and until their successors shall be duly elected and qualified or until their death, resignation or removal. The terms of Ronald G. Gelbman, Ronald A Matricaria and Brad Nutter are expiring at this annual meeting.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should the Board of Directors not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.

Nominees for terms ending in 2009

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Ronald G. Gelbman Age 59	•	1998 to 2000, Johnson & Johnson Worldwide Chairman of the Health Systems and Diagnostics Group and member of the Executive Committee
First elected Director in 2000	•	1994 to 1998 Johnson & Johnson Worldwide chairman, Pharmaceuticals and Diagnostics and member of the Executive committee
	•	1972 to 1994 various senior level positions throughout the Johnson and Johnson organization
•

Currently member of the Board of Directors of Serologicals Corporation, a publicly traded biologics company; a member of the Board of Directors of Clockwork Home Services, a private company; and the SunTrust Southwest Florida Board of Advisors; Trustee at Rollins College, the Ringling School of Art and Design, Chair of Sarasota YMCA; and Chair of Out-of-Door Academy College Preparatory School

Ronald A. Matricaria	•	Since April 2003 non-executive Chairman of the Company
Age 62 First elected Director in 2002	•	1995 to 2002, Chairman and from 1993 to 1999, President and CEO of St. Jude Medical Inc.
	•	Previously, Executive Vice President of the Pharmaceutical Division and President of North American Operations for Eli Lilly and Company, Inc.
•

Currently member of the Board of Directors of the following publicly traded companies: Invitrogen, Inc., a life science technology company; and Hospira, Inc., a global specialty pharmaceutical and medication delivery company; Trustee emeritus of the University of Minnesota Foundation. In 2002, Life Time Achievement award for significant contributions to the healthcare industry

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Brad Nutter	•	Since April 2003, President and CEO of the Company
Age 54 First elected Director in 2003	•	2000, President and CEO, Gambro Healthcare, an international dialysis services company, a division of Gambro AB
	•	1997 to 2000, Executive Vice President and Chief Operating Officer of Syncor International, Inc., a radiopharmaceuticals and medical imaging company
	•	Previously, senior positions at American Hospital Supply and Baxter International, Inc.

Sitting Board Members

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Susan Bartlett Foote Age 59 Serving a term ending in 2007	•	Since 2006 Associate Professor and former Division Head (held from 1999 to 2005), Division of Health Services Research and Policy for the School of Public Health at the University of Minnesota
	•	1996 to 1999, President, Public Policy Partners, a health policy consulting firm
	•	1982 to 1993, Associate Professor of Business & Public Policy at the University of California at Berkeley
	•	1995 a Partner in the law firm of Dorsey & Whitney
	•	1991 to 1994 a Senior Health Policy Analyst for the United States Senate
•

Currently, member of the California State Bar Association; director of Park Nicollet Institute, Banner Health System, and Medical Technology Leadership Forum; member of the Medicare Coverage Advisory Committee; Mayor of Saint Paul Biotechnology Economic Development Advisory Committee, and the Saint Paul Heritage Preservation Commission

Pedro P. Granadillo	•	1998 to 2004 Senior Vice President of Human Resources at Eli Lilly & Co.
Age 59 Serving a term ending in 2007	•	1970 to 1998 various positions throughout the Eli Lilly organization including 13 years in senior level positions in manufacturing in the United States and internationally
	•	Currently, member of the Board of Directors of First Indiana Corporation, First Indiana Bank, N.A., Noven Pharmaceuticals and the Purdue Research Foundation

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Mark W. Kroll, Ph.D. Age 53 Serving a term ending in 2007	•

1995 to 2005 with St. Jude Medical, Inc.; senior level positions including 2001 to 2005 as Senior Vice President and Chief Technology Officer of the Cardiac Rhythm Management Division and 1999 to 2001 as Senior Vice President for Technology and Design.

•

Adjunct Professor of Biomedical Engineering at the California Polytechnic State University and a faculty member for the University of California Anderson School of Business program on creativity and Innovation

	•	Currently serves on the Board of Directors for Taser International, Inc.

Lawrence C. Best Age 56	•	1992 to present Executive Vice President and CFO for Boston Scientific, a worldwide device manufacturer
Serving a term ending in 2008	•	Previously partner at Ernst & Young, accounting firm specializing in serving multinational companies in the high technology and life sciences fields
	•	1979 to 1981 two year fellowship at the Securities and Exchange Commission and one-year term as White House-appointed Presidential Exchange Executive
	•	Currently serves as a member of the Board of Directors of Biogen Idec, Inc. and on the President’s Council of Massachusetts General Hospital in Boston

Richard J. Meelia Age 57	•	2006 to present, CEO and from 1995 to 2005, President of Tyco Healthcare, a multi billion dollar healthcare business
Serving a term ending in 2008	•	1991 to 1995 Group President of Kendall Healthcare Products Company, a $450 million healthcare business
	•	1987 to 1990 President of Infusaid, Inc., a division of Pfizer
	•	1973 to 1987 Vice President of Sales and Marketing at American Hospital Supply Corporation/Kendall McGaw
	•	Currently Chairman of the Board EmployAbility, Inc., and member of the Boards of Directors at Chernobyl Children Project, Inc. and Saint Anselm College

Ronald L. Merriman Age 61	•	2003 to present, managing partner of Merriman Partners, a consulting business for professional service firms
Serving a term ending in 2008	•	2000 to 2003 Managing Director and Member of the Office of the Chair at O’Melveny & Myers LLP
	•	1999 to 2000 Executive Vice President of Carlson Wagonlit Travel
	•	1967 to 1997 increasingly responsible positions at KPMG including Vice Chair of the Management Committee, managing partner of the Firm’s Global Health Care Business, Board Member, and Senior Partner
•

Currently a member of the Board of Directors and chair of the Audit and Finance Committee of Pentair, Inc., a publicly traded global diversified industrial company and a member of the Board and Audit Committee of Realty Income Corporation, a publicly traded real estate investment trust

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth, as of May 15, 2006, certain information with respect to beneficial ownership of the Company’s common stock by:  (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees and each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iii) all directors and executive officers as a group.

Ownership Table

Name of Beneficial Owner	Title of Class	Amount & Nature Beneficial Ownership	Percent Of Class
Ronald A. Matricaria (1)	Common Stock	49,000	0.18%
Brad Nutter (2)	Common Stock	280,000	1.03%
Peter M. Allen (3)	Common Stock	60,612	0.22%
Brian Concannon (4)	Common Stock	64,654	0.24%
Ronald J. Ryan (5)	Common Stock	208,130	0.77%
Robert Ebbeling (6)	Common Stock	124,807	0.46%
Ronald G. Gelbman (7)	Common Stock	51,000	0.19%
Lawrence C Best (8)	Common Stock	38,000	0.14%
Susan Bartlett Foote (9)	Common Stock	33,000	0.12%
Pedro P. Granadillo (10)	Common Stock	36,000	0.13%
Mark W. Kroll (11)	Common Stock	26,000	0.10%
Richard J. Meelia (12)	Common Stock	26,000	0.10%
Ronald L. Merriman (13)	Common Stock	26,000	0.10%
Barclays Global Investors, N.A. (14)	Common Stock	2,468,881	9.33%
FMR Corp. (15)	Common Stock	2,137,775	8.075%
All executive officers and directors as a group (13 persons) (16)	Common Stock	1,023,203	3.67%

(1) Includes 24,000 shares that Mr. Matricaria has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006. Total does not include 100,000 shares exercisable pursuant to options held by the Matricaria Family Foundation as to which Mr. Matricaria disclaims beneficial ownership.

(2) Includes 275,000 shares that Mr. Nutter has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(3) Includes 57,500 shares which Mr. Allen has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(4) Includes 57,500 shares which Mr. Concannon has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(5) Includes 206,202 shares which Mr. Ryan has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(6) Includes 101,131 shares which Mr. Ebbeling has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(7) Includes 51,000 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(8) Includes 38,000 shares which Mr. Best has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(9) Includes 32,000 shares which Ms. Foote has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(10) Includes 32,000 shares which Mr. Granadillo has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(11) Includes 26,000 shares which Mr. Kroll has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(12) Includes 26,000 shares which Mr. Meelia has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(13) Includes 26,000 shares which Mr. Merriman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

(14) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2006 reporting aggregate ownership of and sole dispositive power over 2,468,881 shares and sole voting power over 2,312,584 shares. The reporting entity’s address is 45 Fremont Street, San Francisco CA 94105.

(15) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 reporting aggregate ownership of and sole dispositive power over 2,137,775 shares and sole voting power over 781,300 shares. The reporting entity’s address is 82 Devonshire Street, Boston, MA 02109.

(16) Includes 952,333 which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2006.

Compliance with Section 16(a) of the Securities Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company’s common stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company’s most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its common stock were complied with.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION1

The Compensation Committee determines and reviews the compensation to be paid to the key executives of the Company and administers the Company’s 1990 Stock Option Plan, its 1992, and 2000 Long-Term Incentive Plans and its 2005 Long-Term Incentive Compensation Plan. The Compensation Committee is comprised entirely of independent directors.

In its deliberations, the Committee takes into account the recommendations of appropriate Company officials.

Compensation Philosophy

The Company’s executive compensation program is intended to attract, retain and motivate exceptional leaders dedicated to the success of the organization, maximize individual and company performance and display a clear correlation between the cost of compensation and the value to the employees and the Company. To align executive compensation with stockholder interests and company performance, the program utilizes a combination of salary, cash bonuses, and stock options awarded primarily for the achievement of pre-determined corporate performance objectives. The compensation received by its executive officers is thereby linked to the Company’s performance. Within this overall policy, compensation packages for individual executive officers are intended to reflect the responsibilities of their position, current performance within their position and past achievements with the Company, as well as the Company’s performance.

To strengthen the alignment between the long-term interests of the employees and the stockholders, the Company maintains an executive share ownership program.

Base Salaries

In arriving at the base salaries paid to the Company’s executives for the year ended April 1, 2006, the Committee considered each executive’s individual contributions to the performance of the Company, his or her level of responsibility, experience in business, potential in the Company, and the level of compensation necessary, in the overall competitive environment, to retain talented individuals. All of these factors were collectively taken into account by the Committee in making an assessment as to the appropriate base salary for each of the Company’s executive officers, and no particular weight was assigned to any one factor.

FY06 Performance Based Annual Bonus

For the fiscal year ended April 1, 2006, each executive was eligible to receive a potential cash bonus. These potential cash awards were established at the beginning of the fiscal year and executives could not receive any of the cash awards unless the Company reached certain minimum stated earnings per share results for the fiscal year. Bonus payouts were determined by the Company’s performance to specific targets for revenue, operating income and earnings per share for the fiscal year. When the specified targets were underachieved or overachieved,

1The material in this report is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

the potential cash bonus was adjusted to certain specified levels. A portion of an executive’s bonus was also dependent upon their individual performance against their own individual performance objectives, such as division financial performance, business development goals and cost savings initiatives. For all executives, 70% of their stated potential cash bonus was solely dependent upon the achievement of the stated corporate financial performance targets for revenue, operating income and earnings per share for the fiscal year, and 30% was dependent upon the achievement of their individual performance objectives. In reaching its decisions with respect to bonus payments the Compensation Committee considered the Company’s performance to its stated financial performance targets. The bonuses based upon corporate performance were approved by the Compensation Committee in accordance with the predetermined payout schedule approved at the beginning of the fiscal year. For the portion of the bonuses associated with the achievement of individual goals, the Compensation Committee approved these bonuses after considering the achievement of the individual performance objectives.

For fiscal 2007, the Committee approved the stated potential bonus opportunities for executive officers. With the exception of Ron Ryan, 70% of each executive officer’s bonus opportunity is tied to the achievement of predetermined corporate and business unit financial performance targets for revenue and/or operating income and 30% to the achievement of predetermined individual performance objectives. For Ron Ryan, the Committee approved an annual bonus target of $154,600 which is tied solely to Mr. Ryan’s individual performance targets, and will be paid on a pro-rata basis for the percentage of the year worked by him.

In recognition of past performance, and the importance of their new roles to the Company’s future strategy, the Committee approved long term cash bonuses of $200,000 each for Bob Ebbeling, Vice President Operations and Brian Concannon, President Patient Division and Regional Markets. The award will be payable on May 5, 2009 to Mr.Ebbeling and Mr. Concannon provided he remains employed as of such date.

Long- Term Incentive Plans

The Company’s long term incentive program is intended to provide additional incentive to build stockholder’s value, reward long-term corporate performance, and promote employee commitment through stock ownership. Information with respect to stock options held by executive officers is included in the tables following this report.

In fiscal 2006 the Compensation Committee chose to continue to provide stock options to meet long term incentive objectives. The number of options granted to individual executives was determined according to a value based model derived from competitive data, taking into account the nature and scope of each executive position. The vesting of options granted in fiscal year 2006 is time vested over four years. The amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company’s common stock.

Employment Agreements

In January 2006, the Compensation Committee approved change in control agreements for twelve senior executives to ensure a consistent and equitable approach to providing change in control benefits. Upon a change in control and change in employment status, each executive would receive a lump sum payment of annual base and target bonus cash compensation at a set multiple, acceleration of non vested stock options, continuation of health and welfare plan coverages or payment of cost for comparable health and welfare plan coverages for one year from the date of loss of coverages due to the change in control and an additional payment covering the excise tax imposed on payments related to the change in control, after the payment of applicable income taxes by the executive. The multiple applied to the change in control benefit provided to the CEO is 2.99. The multiple applied to the change in control benefit provided to all other executives is 2.0.

Internal Revenue Code Limits on Deductibility of Certain Compensation

In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance based compensation, cannot be deducted. In order to qualify as performance based compensation under the tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements. The Company has not adopted a policy that all executive compensation be fully deductible.

Compensation of Chief Executive Officer

In recognition of Mr. Nutter’s leadership and the Company’s performance during the fiscal year ended April 1, 2006, the Compensation Committee in June 2006 awarded Mr. Nutter a merit increase of 4% bringing his base compensation to $520,000 and increased his potential cash bonus for fiscal 2007 to $520,000. Mr. Nutter’s target bonus for fiscal year 2006 was $500,000 and his actual bonus was $524,325. As in the case of the other executive officers, 70% was dependent upon the achievement of stated corporate performance targets (revenue, operating income and earnings per share) and 30% on individual performance objectives. The cash bonus actually awarded was based upon achievement, and in some cases overachievement, of such goals. In May 2006 The Committee awarded Mr. Nutter an option for the purchase of 200,000 shares of common stock. Such option was granted at fair market value on the date of grant, which was $41.15.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Ronald G. Gelbman, Chairman Susan Bartlett Foote Pedro P. Granadillo

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned by the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) for all services rendered as executive officers to the Company and its subsidiaries for the Company’s fiscal years ended April 1, 2006, April 2, 2005 and April 3, 2004.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (1)		Bonus (1)	Other Annual Compensation		Awards Stock Options	All Other Compensation (5)
Brad Nutter (2)	2006	$500,000		$524,325	$4,326	(2)	200,000	$-0	-
President & CEO	2005	$500,000		$370,825	$10,540	(2)	100,000	$-0	-
	2004	$500,000		$225,000	$123,965	(2)	300,000	$-0	-

Peter Allen (4)	2006	$366,681		$172,559	$810		19,000	$3,667
President, Donor Division	2005	$356,327		$170,262	$215,040	(4)	15,000	$1,649
	2004	$208,654	(1)	$82,700	$62,885	(4)	100,000	$-0	-

Brian Concannon (4)	2006	$368,294		$174,390	$810		19,000	$6,000
President, Patient Division	2005	$356,327		$170,262	$841		15,000	$6,000
	2004	$188,461	(1)	$82,700	$405		100,000	$-0	-

Ronald Ryan	2006	$326,945		$157,402	$4,451		17,000	$6,000
VP, Finance, & CFO	2005	$318,315		$155,640	$5,454	(6)	10,000	$6,000
	2004	$306,014		$129,600	$12,171	(6)	-0-	$6,000

Robert Ebbeling	2006	$300,456		$127,201	$556,755	(3)	19,000	$6,000
VP, Operations	2005	$289,124		$124,173	$4,117	(7)	15,000	$6,000
	2004	$277,296		$103,400	$9,891	(7)	-0-	$6,000

(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years. Mr. Allen and Mr. Concannon joined the Company in FY04. Accordingly, amounts presented for 2004 represent payment for time worked during that fiscal year.

(2) Includes an automobile allowance of $3,083, $9,250 and $6,167 paid to Mr. Nutter in 2006, 2005 and 2004, respectively, and includes relocation expenses of $116,555 paid on behalf of Mr. Nutter in 2004

(3) Includes $554,433 of compensation related to the exercise of stock options for Mr. Ebbeling in 2006,

(4) Includes relocation expenses of $214,183 and $62,417 paid on behalf of Mr. Allen in 2005 and 2004, respectively

(5) Consists of $6,000 in matching contributions made by the Company under its 401(k) Plan for the years 2006, 2005 and, 2004 for each Mr. Ryan and Mr. Ebbeling, $6,000 of matching contributions in 2006 and 2005 for Mr. Concannon, and consists of matching contributions made by the Company under its 401(k) Plan during 2006 and 2005 of $3,667 and $1,649 for Mr. Allen respectively.

(6) Includes an auto allowance paid to Mr. Ryan of $1,615 in 2005 and $8,400 in 2004

(7) Includes an auto allowance paid to Mr. Ebbeling of $1,615 in 2005 and $8,400 in 2004

The Company has employment agreements with Brad Nutter, Peter Allen, Brian Concannon, Ronald J Ryan, and Robert Ebbeling which provide that they shall serve in the capacities indicated in the executive compensation table at annual minimum base salaries as follows:  Brad Nutter, $500,000; Peter Allen, $350,000; Brian Concannon, $350,000; Ronald J. Ryan, $250,000; and Robert Ebbeling, $210,000. Such officers also receive such fringe benefits as are generally made available by the Company to its other full-time executive employees. The agreements are terminable by either the Company or the officer annually. In the event of a change in control of the Company and change in employment status of the officer, change in control agreements provide that  officers shall be entitled to lump sum payments of 2.0 times the officer’s current base salary and target bonus, 2.99 times current base salary and target bonus for Mr. Nutter. In addition, in the event that their employment is terminated in connection with a change in control, the officers are entitled to an acceleration of non vested stock options, certain employee benefits during the one year period commencing on the date such termination occurs and a payment covering the excise tax imposed on change in control payments after the payment of applicable income taxes by the officer. In the event of the termination of their employment under certain circumstances not involving a change in control, including termination of their employment by the Company without cause or a material diminution of their responsibilities, the agreements provide that the officers shall receive a severance payment equal to their annual base salary as well as certain employee benefits during the one year period following such termination. For purposes of the agreements a “change in control” shall be deemed to have occurred when any person becomes the beneficial owner directly or indirectly of more than fifty percent of the combined voting power of the Company’s outstanding stock or the stockholders of the Company approve a merger or consolidation of the Company with another corporation or a plan of liquidation or an agreement for the sale or disposition of substantially all of the Company’s assets. The agreements also contain a non-compete provision applicable for a period of one year following termination of employment and provisions regarding preservation of the confidentiality of Company information.

Option Grants in Fiscal Year Ended April 1, 2006

The following table provides information on option grants to the executive officers of the Company listed in the Summary Compensation Table above during the fiscal year ended April 1, 2006. Pursuant to applicable regulations of the Securities and Exchange Commission, the table below sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date of grant to the end of the option term.

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term (2)
	Number of securities underlying options granted (1)	Percentage of total options granted to employees in FY06	Exercise or base price per share	Expiration Date	5%	10%
Brad Nutter	200,000	23.59	$41.15	7/27/2012	$3,350,436.48	$7,807,941.73
Peter Allen	19,000	2.24	$41.15	7/27/2012	$318,291.47	$741,754.46
Brian Concannon	19,000	2.24	$41.15	7/27/2012	$318,291.47	$741,754.46
Ronald Ryan	17,000	2.01	$41.15	7/27/2012	$284,787.10	$663,675.05
Robert Ebbeling	19,000	2.24	$41.15	7/27/2012	$318,291.47	$741,754.46

(1) Options vest at the rate of 25% per year over the four years following the grant date (except in the case of death, termination or retirement).

(2) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company’s common stock. There can be no assurance that the values reflected in this table will be achieved. On May 15, 2006 the closing price of the Company’s common stock on the New York Stock Exchange was $50.52.

Aggregated Option Exercises in Fiscal Year Ended April 1, 2006 and Option Values at March 31, 2006

The following table provides information on the value of unexercised options held by the executive officers listed in the Summary Compensation Table above at March 31, 2006.

	Number of Unexercised Options at March 31, 2006				Value of Unexercised Options at March 31, 2006 (1)
	Shares acquired on exercise	Value realized	Exercisable	Not exercisable	Exercisable	Not exercisable
Brad Nutter	0	$0	250,000	350,000	$7,110,125.00	$5,938,375.00
Peter Allen	0	$0	53,750	80,250	$1,557,993.75	$1,925,761.25

Brian Concannon	0	$0	53,750	80,250	$1,499,243.75	$1,867,011.25
Ronald Ryan	0	$0	198,202	30,000	$6,159,588.39	$453,632.50
Robert Ebbeling	20,500	$554,432.50	91,881	35,750	$2,585,593.63	$565,366.25

(1) Value of unexercised stock options represents the difference between the exercise price of the stock options and $50.77 which was the closing price of the Company’s common stock on the New York Stock Exchange on March 31, 2006.

Stock Plans

The following table sets forth information as of April 1, 2006 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance under equity compensation plans(excluding securities reflected in columns (a) (1)(2)
Equity Compensation Plans approved by security holders	3,709,258	$29.71	2,319,659
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	3,709,258	$29.71	2,319,659

(1)           Includes 114,851 shares available for purchase under the Employee Stock Purchase Plan in future purchase periods

(2)           The 2005 Long —Term Incentive Compensation Plan is the only plan with shares available for grant.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 1, 2006 the members of the Compensation Committee were, Ronald Gelbman, Susan Bartlett Foote and Pedro P. Granadillo. No member of the Compensation Committee was an executive officer or employee of the Company or any of its subsidiaries during fiscal year 2006.

Comparative Performance Graph

The following performance graph compares the cumulative total stockholder return for the period commencing March 31, 2001 through April 1, 2006 among the Company, the S&P 500 Index and the S&P 500 Health Care (Health Care Equipment) Index. The graph assumes one hundred dollars invested on March 31, 2001 in the Company’s common stock, the S&P 500 Index and the S&P 500 Health Care (Health Care Equipment) Index and also assumes reinvestment of dividends.

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06

HAEMONETICS CORPORATION	100.00	95.89	66.01	95.02	127.37	153.38
S & P 500	100.00	100.24	75.42	101.91	108.73	121.48
S & P HEALTH CARE EQUIPMENT	100.00	109.48	99.95	139.98	142.18	146.19

ITEM 2 — AMENDMENT OF THE ARTICLES OF ORGANIZATION

PROPOSED AMENDMENT OF THE COMPANY’S ARTICLES OF ORGANIZATION

On March 30, 2006, the Board of Directors adopted the following resolution:

RESOLVED:

That the Articles of Organization of this Corporation be, and they hereby are, amended to increase the number of shares of Common Stock which the Corporation has authority to issue from 80,000,000 shares to 150,000,000 shares; and that such amendment be submitted to the shareholders of this Corporation for their approval at the Annual Meeting of Shareholders to be held on August 9, 2006.

Background

The Company’s Articles of Organization currently authorize the issuance of 80,000,000 shares of Common Stock. As of the record date for the Annual Meeting, 26,926,336 shares of Common Stock were outstanding, 4,336,160 shares of Common Stock were reserved for issuance pursuant to outstanding options under the Company’s benefit plans and 1,591,770 shares of Common Stock were reserved for issuance pursuant to future grants under the Company’s 2005 Long-Term Incentive Compensation Plan and the Company’s Employee Stock Purchase Plan. In addition, under the Company’s shareholder rights plan, one share of Common Stock is reserved for issuance to shareholders for every outstanding share of Common Stock. Accordingly, as of the record date for the Annual Meeting, approximately 65,708,532 shares of the Company’s Common Stock were either outstanding or reserved for potential issuance.

Under the Articles and By-Laws of the Company, authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate, without further action by the shareholders (except in those instances in which applicable law or rules of The New York Stock Exchange require shareholder approval). The holders of the Company’s Common Stock do not have pre-emptive rights. Under the applicable provisions of the Massachusetts General Laws, the Company’s shareholders have no appraisal rights with respect to the proposed amendment.

Purpose of the Amendment

If the stockholders approve the amendment, the Board of Directors may consider a 2-for-1 split of our common stock whereby we would distribute to the holders of our common stock on the record date for the stock split one additional share of common stock for each share of common stock owned by such stockholder. Unless the number of shares of common stock we are authorized to issue is increased, we would not be able to effect such stock split.

Except for a possible stock split, there are no present plans, agreements, arrangements or understandings with respect to the issuance of any of the shares of Common Stock which would be authorized by the amendment. The Board of Directors believes in addition that it is in the Company’s best interest to increase the number of authorized shares of Common Stock in order to provide sufficient shares for issuance for such corporate purposes as may be determined by the Board of Directors, without further action or authorization by the shareholders unless required by applicable law or regulation. Such corporate purposes might include the raising of capital through the sale of shares, and the acquisition of other corporations or assets.

Recommendation of the Board of Directors

The Board of Directors, for the reasons stated above, recommends a vote for the proposed amendment. The affirmative vote of the holders of a majority of all outstanding shares entitled generally to vote at the meeting is required for the approval of the proposed amendment.

The Company reserves the right to seek a further increase in authorized shares from time to time in the future should such an increase be considered appropriate by the Board of Directors.

If the amendment is approved by the shareholders, it will become effective upon filing of the amendment with the Secretary of the Commonwealth of Massachusetts.   If the Company’s shareholders approve the proposed amendment of the Company’s Articles of Organization, the Board nevertheless retains discretion not to implement the proposed amendment. If the Board were to exercise such discretion, the number of authorized shares would remain at current levels.

Possible Effects of the Amendment

If the shareholders approve the amendment, the Company will have authorized but unissued shares of Common Stock that may be issued without further action or authorization of the shareholders, except as required by law or the rules of The New York Stock Exchange. The issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, book value per share, and on the voting power and shareholdings of current shareholders. The amendment could also have an anti-takeover effect, although that is not its intention. For example, the Board of Directors could try to impede a hostile takeover attempt by issuing shares of Common Stock to persons opposed to a takeover bid. Transactions could thereby be deterred that might result in a change of control of the Company, including transactions in which shareholders might receive a premium for their shares over the then current market prices. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additional Anti-takeover Considerations

The Articles of Organization and By-Laws of the Company, as well as its shareholder rights plan could have anti-takeover effects. Such provisions, which are summarized below, are intended by the Board of Directors to help assure fair and equitable treatment of the Company’s stockholders in the event that a person or group should seek to gain control of the Company in the future. Nevertheless, such provisions may make a takeover attempt more difficult, whether by tender offer, proxy contest or otherwise. Accordingly, such provisions might be viewed as disadvantageous to stockholders inasmuch as they might diminish the likelihood that a potential acquiror would make an offer for the Company’s stock (perhaps at an attractive premium over the market price), or impede a transaction favorable to the interests of stockholders, or increase the difficulty of removing the incumbent Board of Directors and management, even if in a particular case, removal would be beneficial to the stockholders.

Articles of Organization and By-Laws. The Company’s Board of Directors is divided into three classes, each of which serves for three years, with one class being elected each year. Removal of a director without cause requires the affirmative vote of 80% of the directors then in office, or the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock of the Company (an “80% Stockholder Vote”). Removal of a

director with cause requires a majority vote of the Board of Directors or of the stockholders. A majority of the remaining Directors then in office, though less than a quorum, or the stockholders, are empowered to fill any vacancy on the Board. An (i) 80% stockholder vote, or (ii) the affirmative vote of a majority of the entire Board with the concurring vote of a majority of the continuing directors, is required to alter, amend or repeal these provisions. Advance notice of stockholder nominations and any other matter to be brought before a meeting of stockholders is required to be given in writing to the Secretary of the Company within the time periods provided in the By-laws.

The Articles of Organization require that certain business combinations and other transactions involving an interested stockholder be approved by an 80% Stockholder Vote unless specified price criteria and procedural requirements are met, or the transaction is approved by a majority of the continuing directors. In general, an interested stockholder is a beneficial owner of more than 10% combined voting power of the then outstanding voting stock of the Company, or an affiliate of the Company who was within the prior two years the beneficial owner of 10% of such voting power, or the assignee of, or successor to beneficial ownership of any voting stock owned by an interested stockholder within the two year period. A continuing director is a member of the Board of Directors who is not affiliated with the interested stockholder and was either a director before an interested stockholder became an interested stockholder or is a successor to such director recommended by a majority of the continuing directors.

The Articles of Organization require that unless an 80% Stockholder Vote is obtained, or unless the continuing directors approve the transaction, the consideration to be received by holders of a particular class or series of the Company’s voting stock in a business combination be either cash or the same type of consideration used to acquire the largest portion of the shares of such class or series which are beneficially owned by an interested stockholder. In addition, the fair market value of such consideration paid to holders of Common Stock on the date the business combination is consummated would be required to be at least equal in value to the higher of (1) the highest price per share paid to acquire any shares of Common Stock beneficially owned by an interested stockholder during the two years prior to the first public announcement of the proposed business combination or during the two years prior to the date on which an interested stockholder became an interested stockholder, or in the transaction in which an interested stockholder became an interested stockholder (whichever is highest) or (2) fair market value per share of Common Stock on the date the business combination is first publicly announced or the date on which an interested stockholder became an interested stockholder, whichever is higher. In the case of payments to holders of voting stock other than Common Stock, the per share of fair market value of such payments would be required to be at least equal to the higher of (1) the highest per share price determined with respect to such stock in the same manner as described above with respect to Common Stock or (2) the highest preferential amount per share to which the holders of such stock are entitled in the event of voluntary or involuntary liquidation of the Company.

Provisions of Massachusetts Law. The Company is subject to Chapter 110D of the Massachusetts General Laws, which regulates the acquisition of so-called “control shares.”  A control share acquisition is the acquisition of shares which, when added to shares already owned, would (but for the statute) entitle the acquiring person to vote at least 20% of the corporation’s stock. Shares acquired in such a transaction would, under the statute, have no voting rights unless a majority of non-interested stockholders voted to grant such voting rights. In addition, the person acquiring such shares, officers of the Company and those directors of the Company who are also employees, are not permitted to vote on whether such voting rights shall be granted. Pursuant to the statute, the Articles of Organization permit the Company, at its option, to redeem, without the concurrence of the person making the control share acquisition, shares acquired in such acquisition at the fair value of shares if voting rights are not authorized by the stockholders. So long as Chapter 110D is applicable, stockholders may act with regard to a control share acquisition only subsequent to such an event. The stockholders, at a duly constituted meeting, may, by amendment of the By-laws or the Articles of Organization, provide that the provisions of Chapter 110D shall not apply to control share acquisitions of the Company.

The Company is also subject to Chapter 110F of the Massachusetts General Laws, which prohibits a business combination with a holder of 5% or more of the voting stock of the corporation (an “interested stockholder”) for three years after the stockholder becomes an interested stockholder, unless the acquiror receives prior Board approval, acquires 90% or more of the outstanding shares (excluding stock controlled by management and certain ESOPs) or receives approval from two-thirds of the stockholders (other than the interested stockholder). The stockholders are permitted to amend a corporation’s by-laws to opt out of this legislation effective twelve months after such stockholder vote.

The Massachusetts General Laws also permit directors to consider the interests of employees, creditors, suppliers, customers, the community and other long-term economic and societal effects in determining the best interests of a corporation and its stockholders.

As permitted by the Massachusetts General Laws, the Company’s Articles of Organization limit the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty. The limitation applies only with respect to breaches of fiduciary duty constituting violations of the director’s duty to act with such care as an ordinarily prudent person in a like position would use under similar circumstances. As a result, the Company’s directors would ordinarily not be liable to stockholders for monetary damages even if they are guilty of negligence or gross negligence in exercising their business judgment, including the exercise of judgment with respect to a takeover or other acquisition proposal involving the Company. The limitation does not affect the ability of the Company or its stockholders to seek equitable remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty and would not limit the liability of directors under Federal securities law.

Rights Plan

The Board of Directors of the Company has adopted a shareholder rights plan. Each right entitles shareholders to buy one share of the Company’s Common Stock at an exercise price of $90, subject to adjustment. The rights become exercisable 10 days after a person or group acquires 15% or more of the Company’s outstanding Common Stock or 10 business days after a person or group announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s outstanding Common Stock. In the event the rights become exercisable, a holder will be entitled to buy from the Company the number of additional shares of the Company’s Common Stock having a market value of twice the exercise price of each right. If the Company is involved in a merger or other business combination in which it is not the survivor or, under certain circumstances, sells more than 50% of its assets or earning power, the rights will entitle a holder to buy the number of shares of Common Stock of the acquiring company having a market value of twice the exercise price of each right. The rights will expire at the close of business on April 27, 2008. The Company may redeem the rights in whole but not in part, at a price of $.01 per right, until they become exercisable, and may exchange the rights for Common Stock in certain circumstances. In the event of a stock split, appropriate adjustments would be made in the rights, in accordance with the terms of the shareholder rights plan, in order to give effect to the split.

ITEM 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP, (“E&Y”) as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2007.

Representatives of E&Y are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Committee Report(1)

Audit Committee Financial Expert

The Board has determined that all audit committee members are financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that Mr. Lawrence Best qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Audit Committee Report

The Audit Committee is comprised of three or more directors, who meet the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board, and operates under a written charter adopted by the Board (attached as Exhibit A).

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent public accounting firm, internal auditors and management of the Company. The Audit Committee is also directly responsible for the appointment and termination (subject to stockholder ratification) and the compensation of the independent public accounting firm.

In this context, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended April 1, 2006 with management and with the Company’s independent public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent public accounting firm’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Committee also discussed with the independent public accounting firm other matters required by the Statement on Auditing Standards (“SAS”) No. 61 “Communication with Audit Committees,” as amended by SAS No. 90 “Audit Committee Communications.”

The Company’s independent public accounting firm provided to the Committee written disclosures required by the Independence Standards Board Standard No. 1 “Independence

(1)             The material in this report, including the audit committee Charter, is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Discussion with Audit Committees.” The Committee discussed with the independent public accounting firm their independence from both management and the Company, and considered the compatibility of non-audit services with the independent public accounting firm’s independence. The Audit Committee’s policy is to pre-approve all audit and permissible non audit services provided by the independent public accounting firm. All audit and non audit services performed by the independent public accounting firm during this year ended April 1, 2006 were pre-approved in accordance with this policy.

Fees paid to the Company’s independent registered public accounting firm for fiscal 2006 and 2005 were comprised of the following:

	FY 2006	FY 2005
Audit Fees	$1,035,000	$1,110,000
Audit - Related Fees	$56,000	$90,000
Tax Fees	$388,000	$418,000
All Other Fees	$0	$4,000
Total	$1,479,000	$1,622,000

Audit fees consist of fees billed for the annual audit on consolidated financial statements and the audit services, including provision of consent and review of documentation filed with the SEC. Audit related fees consist of fees for consultation on accounting matters, advice in connection with management’s assessment of internal controls over financial reporting and the audit of the employee benefit plan. Tax fees include all fees paid for tax compliance, reporting, and planning.

Based on the Committee’s discussion with management and the independent public accounting firm, and the Committee’s review of the representations of management and the report of the independent public accounting firm to the Committee, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 1, 2006 filed with the Securities and Exchange Commission.

                                                                                                      AUDIT COMMITTEE

                                                                                                                          Ronald Merriman, Chairman

                                                                                                                          Lawrence C. Best
                                                                                                                          Ronald G. Gelbman

Additional Information

Stockholder Proposals

Any proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2007 Annual Meeting of Stockholders must be received at the Company’s principal executive offices in Braintree, Massachusetts on or before March 5, 2007. Any notice of a proposal submitted outside the processes of Rule 14a-8 which a stockholder intends to bring before the Company’s 2007 Annual Meeting of Stockholders will be untimely under the By-Laws of the Company unless notice thereof is given by the stockholder to the Secretary of the Company not later than May 14, 2007, nor earlier than March 12, 2007.

In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company does not receive notice of a stockholder proposal to be raised at its 2007 Annual Meeting on or before May 21, 2007, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2007 Annual Meeting.

Other Matters

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Voting Proxies

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

By Order of the Board of Directors

Alicia R. Lopez Secretary

Braintree, Massachusetts
July 3, 2006

Exhibit A

Haemonetics Corporation

Charter of the Audit Committee

Organization

This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors of Haemonetics Corporation (the “Company”). The Committee shall be comprised of three or more directors, recommended by the Nominating and Governance Committee of the Board, for appointment by the full Board of Directors. The members of the Committee shall meet the independence and experience requirements of applicable statutes and regulations, including the requirements of the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (“SEC”). All Committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations.

Purpose

The Committee shall provide assistance to the Board in fulfilling the Board’s oversight responsibility relating to:  the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; and the performance of the Company’s internal audit function and independent registered public accounting firm.

The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accounting firm, internal auditors and management of the Company.

The Committee shall be directly responsible for (1) the appointment and termination (subject, if applicable, to stockholder ratification) and (2) the compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The independent registered public accounting firm shall report directly to the Committee. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm and to any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm (subject to the de minimis exceptions for non-audit services provided for in Section 10A(i)(1)(B) of the Exchange Act, and the rules promulgated thereunder, which are approved by the Committee prior to the completion of the audit). The Committee shall not engage the independent registered public accounting firm to perform the specific non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to a member or members of the Committee pursuant to policies and procedures established by the Committee in accordance with applicable law and SEC regulations. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report by the independent registered public accounting firm describing:

•                  The firm’s internal quality control procedures
•                  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues
•                  All relationships between the independent registered public accounting firm and the Company (to assess the independent registered public accounting firm’s independence)

The Committee shall set clear hiring policies for employees or former employees of the independent registered public accounting firm that comply with the SEC regulations and NYSE listing standards.

The Committee shall discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

The Committee shall discuss with management, the internal auditors, and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures with respect to risk assessment and risk management and the steps management has taken to monitor and control the Company’s major financial risk exposures.

The Committee shall meet separately periodically with management, the internal auditors, and the independent registered public accounting firm to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent registered public accounting firm to meet privately with the members of the Committee. The Committee shall review with the independent registered public accounting firm any audit problems or difficulties and management’s response.

The Committee shall receive regular reports from the independent registered public accounting firm on (1) the critical policies and practices of the Company, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and (3) other material written communications between the independent registered public accounting firm and management such as any management letter or schedule of unadjusted differences.

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent registered public accounting firm prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards. [A designated member of the Committee may represent the entire Committee for the purposes of this review.]

The Committee shall review with management and the independent registered public accounting firm the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. At least annually the Committee shall review and reassess this Charter and recommend any proposed changes to the Board for approval.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HAEMONETICS CORPORATION	For	Withhold	For All Except
ANNUAL MEETING OF STOCKHOLDERS AUGUST 9, 2006	1. ELECTION OF DIRECTORS: Ronald G. Gelbman Ronald A. Matricaria Brad Nutter	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The undersigned hereby appoints Ronald A. Matricaria and Brad Nutter, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Wednesday,

2. To consider and act upon a proposal to amend the Articles of Organization of the Corporation to increase the number of shares of Common Stock which the Corporation has the authority to issue from 80,000,000 shares to 150,000,000.

		For ☐	Against ☐	Abstain ☐
August 9, 2006 at Haemonetics Corporate Headquarters, 400 Wood Road, Braintree, Massachusetts and at any

adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth hereon.

	3. To ratify the selection of Ernst & Young LLP as independent public accountants for the current fiscal year.	For ☐	Against ☐	Abstain ☐

	4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	For ☐	Against ☐	Abstain ☐

Please be sure to sign and date this Proxy in the box below.
Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR ITEMS 2 AND 3.

Stockholder sign above Co-holder (if any) sign above

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

HAEMONETICS CORPORATION

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ABOVE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND
THE MEETING IN PERSON.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.